EXHIBIT 99.1

Chart Acquisition Corp. Agrees To Business Combination With Tempus Jets

New York, July 16, 2014 /PRNewswire/ — Chart Acquisition Corp. (NASDAQ: CACG; CACGW; CACGU) ("Chart Acquisition" or "Chart") today announced that it signed definitive agreements to complete a business combination transaction with Tempus Intermediate Holdings, LLC (“Tempus Jets”, “Tempus” or the “company”).

HIGHLIGHTS

▪	Diversified aviation services business modifies, leases and operates commercial aircraft for highly specialized purposes
▪	Strong market demand driven by government regulations and new communication/electronic requirements
▪	Business combination values Tempus Jets at $140 million

Tempus Jets is a diversified aviation services business that modifies, leases and operates commercial aircraft for highly specialized purposes for governments, corporations and ultra-high-net-worth individuals worldwide.  The company designs and implements special mission aircraft modifications related to surveillance systems, satellite communications equipment, and VIP interior components; and provides ongoing operational support to include flight crews and maintenance services. In addition, Tempus charters and manages high-end, business aircraft and sells new and used Pilatus and Piper brand aircraft via a dealership with an exclusive territory covering the Southwestern US.  The company is headquartered in Williamsburg, VA with additional locations in Maine, Colorado, Arizona, South Carolina, Uganda and Bahrain.

Chart Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Chart and one or more businesses. Chart raised $75 million in its initial public offering in December 2012 (the “IPO”).

When the transaction is closed, Chart Acquisition Corp. will be renamed The Tempus Group, Inc. and intends to apply to list its shares of common stock on the Nasdaq Stock Market under the symbol “TJET”.  Tempus’ Founder and Chief Executive Officer, Scott Terry and his partner, Jack Gulbin, together will own a majority interest in the combined company. All of the members of the Tempus senior management team will continue in their current positions.

In making the announcement, Joe Wright, Chairman and CEO of Chart Acquisition Corp., and Chairman of the Company post-transaction, stated,

“We formed Chart Acquisition Corp. to combine with a business with high-end technical capabilities, a strong track record and attractive growth prospects that would benefit from a public capital structure and a partnership with Chart and our Board of Directors. Tempus achieves each of these objectives and more.  Scott and Jack have built a business with a solid financial model and an outstanding reputation in a marketplace that we know well.  We are excited to enter into this partnership with Tempus and believe that this will be a very compelling story for investors.”

Scott Terry, Tempus’ founder who will remain as CEO of Tempus Jets following the closing, stated,

“While Tempus has five and a half years of strong performance behind us, we have been exploring avenues to enhance our ability to take the company to the next level.  The partnership with Chart is a fantastic option for Tempus and we are fortunate to have this opportunity.  We've received positive feedback from potential stakeholders and are very excited about growing our business by building the additional relationships that public ownership allows our company. ”

SUMMARY OF BUSINESS COMBINATION TRANSACTION
Pursuant to the definitive agreements, at the closing, a subsidiary of Chart will issue to the equity holders of Tempus (primarily messrs. Terry and Gulbin) equity interests exchangeable for approximately 10 million shares of Chart’s common stock and will assume liabilities of Tempus, representing a total purchase price of $140 million, subject to adjustments as defined in the definitive agreements. The cash currently held in Chart’s trust account will be used to fund any redemption by Chart’s public stockholders and the payment of transaction fees and expenses. Remaining cash will be used for working capital.

Chart’s board of directors has unanimously approved the Tempus definitive agreements.  Completion of the transaction is subject to approval by Chart’s stockholders and other closing conditions.

To provide Chart enough time to complete the transaction, Chart will seek stockholder approval of a proposal (the “Extension Proposal”) to amend Chart’s amended and restated certificate of incorporation to extend the date by which Chart must complete a business combination from September 13, 2014 (the “Current Termination Date”) to March 13, 2015 (the “Extended Termination Date”), and a corresponding proposal to amend the trust account established in connection with Chart’s initial public offering (the “Trust Amendment”). If the Extension Amendment and the Trust Amendment are approved, Chart's public stockholders will have the right to redeem their shares for a pro rata portion of the funds available in the trust account at the time the Extension Amendment and the Trust Amendment become effective.  If the Extension Proposal is approved, Chart will also amend the terms of its outstanding warrants to extend the date for automatic termination of the warrants if Chart has not consummated a business combination from the Current Termination Date to the Extended Termination Date.  Mr. Wright, Cowen Overseas Investment, LP and Chart Acquisition Group, LLC (collectively, the “Warrant Purchasers”) have agreed with the other parties to the escrow agreement for the benefit of warrant holders established in connection with Chart’s IPO, to amend the escrow agreement to provide that the termination event thereunder will be the Extended Termination Date rather than the Current Termination Date.  The Warrant Purchasers have agreed to offer to purchase up to 7,500,000 public warrants at $0.30 per warrant in a tender offer to close on or about the Current Termination Date (the “Warrant Extension Tender Offer”).  In addition, the consummation of the business combination with Tempus is subject to the completion of the Warrant Offerors’ offer to purchase up to 3,750,000 warrants (subject to reduction for warrants tendered in the Warrant Extension Tender Offer)  at a purchase price of $0.60 per warrant (the “Warrant Tender Offer”).

Cowen and Company, LLC acted as financial advisor and Morrison & Foerster LLP served as legal counsel to Chart.  Alston & Bird LLP served as legal counsel to Tempus Jets.

ADDITIONAL INFORMATION ABOUT THE BUSINESS COMBINATION AND WHERE TO FIND IT
Chart intends to file with the Securities and Exchange Commission (“SEC”) preliminary proxy statements in connection with the Extension Proposal and its proposed acquisition (the “Acquisition Proposal”) of Tempus and mail definitive proxy statements and other relevant documents to its stockholders. Chart stockholders and other interested persons are advised to read, when available, the preliminary proxy statements, and amendments thereto, and definitive proxy statements in connection with Chart’s solicitation of proxies for its stockholders’ meetings to be held to approve the Acquisition Proposal and the Extension Proposal, because the proxy statements will contain important information about Tempus Jets, Chart, the Acquisition Proposal and the Extension Proposal. The definitive proxy statement will be mailed to stockholders of Chart as of a record dates to be established for voting on the Acquisition Proposal and the Extension Proposal, as applicable. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s Internet site at http://www.sec.gov, or by directing a request to: Chart Acquisition Corp., 75 Rockefeller Plaza, 14th Floor, New York, NY 10019. Attn.: Michael LaBarbera, Chief Financial Officer.

In addition, the Warrant Tender Offer and the Warrant Extension Tender Offer for the outstanding warrants of Chart have not yet commenced.  This announcement is not a recommendation, an offer to purchase, or a solicitation of an offer to sell warrants of Chart.  At the time the Warrant Tender Offer and the Warrant Extension Tender Offer are commenced, Chart Acquisition Group LLC, Joseph R. Wright, and Cowen Overseas Investment LP will file a tender offer statement on Schedule TO with the SEC for each such tender offer, and Chart will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Warrant Tender Offer and the Warrant Extension Tender Offer.  Chart warrant holders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement for each tender offer when they become available, as they will contain important information, including the various terms of, and conditions to, such tender offers.  Such materials, when prepared and ready for release, will be made available to Chart warrant holders at no expense to them.  In addition, at such time Chart warrant holders will be able to obtain these documents for free from the SEC’s website at www.sec.gov.

FORWARD LOOKING STATEMENTS
This written communication contains forward-looking statements that involve risks and uncertainties concerning Chart’s proposed business combination with Tempus, Tempus’ expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination will not close or that the closing may be delayed; the reaction of Tempus’ customers to the proposed business combination; general economic conditions; the possibility that Chart may be unable to obtain stockholder approval as required for the Extension Proposal or the Acquisition Proposal or that the other conditions thereto may not be satisfied; the Extension Proposal and the Acquisition Proposal may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the Extension Proposal or the Acquisition Proposal; or the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement.  In addition, please refer to the documents that Chart will file with the SEC on Forms 10-K, 10-Q and 8-K.  The filings by Chart identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Chart is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.